Calculation of Filing Fee Tables
F-1
SMX (Security Matters) Public Ltd Co
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares	Other	25,414,300	$ 16.97	$ 431,280,671.00	0.0001381	$ 59,559.86
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 431,280,671.00		$ 59,559.86
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 59,559.86
Offering Note
[1]	The Ordinary Shares have a par value of $0.00000000558603475 per share. In the event of a stock split, stock dividend or other similar transaction involving the Ordinary Shares, in order to prevent dilution, the number of Ordinary Shares registered hereby shall be automatically increased to cover the additional Ordinary Shares in accordance with Rule 416(a) under the Securities Act. Consists of an aggregate of 25,5414,300 ordinary shares, par value $0.00000000558603475 per share, of the registrant ("Ordinary Shares") that are available to be issued and sold by the registrant to the selling stockholder named in the prospectus, from time to time at the registrant's election pursuant to a Standby Equity Purchase Agreement, effective as of December 1, 2025, as amended, between the registrant and the selling stockholder, subject to satisfaction of the conditions set forth therein. Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Ordinary Shares on The Nasdaq Stock Market LLC on July 27, 2026. This calculation is in accordance with Rule 457(c).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date